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                                                                    Exhibit 5(a)

                                  July 17, 2002





Board of Directors
Tanger Factory Outlet Centers, Inc.
1400 West Northwood Street
Greensboro, North Carolina 27408

           Re: $400,000,000 Aggregate Offering Price of Securities of Tanger Factory Outlet Centers, Inc. and
                     TANGER PROPERTIES LIMITED PARTNERSHIP

Ladies and Gentlemen:

            We have served as counsel to Tanger Factory Outlet Centers, Inc. (the "Company") and Tanger Properties Limited Partnership (the "Operating Partnership") in connection with the formation of the Company as a North Carolina corporation and in connection with the Post-Effective Amendment to Form S-3 (the "Post-Effective Amendment") being filed by the Company and the Operating Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Post-Effective Amendment (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), (i) by the Operating Partnership and the Company respectively of one or more series of Debt Securities and Guarantees of those Debt Securities and (ii) by the Company of Common Shares, Preferred Shares, Depositary Shares and/or Common Share Warrants, any combination of the securities described in (i) and (ii) having an aggregate offering price of up to $400,000,000. Capitalized terms used herein without definition have the meanings ascribed to them in the Post-Effective Amendment. Our client has requested that we provide you with our opinion as to the formation, organization and valid existence of the Company and the Operating Partnership under North Carolina law.

            In preparation for rendering our opinion and in our capacity as counsel for the Company and the Operating Partnership we have taken the following action:

            1. We have reviewed the following documents (herein collectively referred to as the "Documents"):


                  (a) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of December 30, 1999 (the "Agreement of Limited Partnership"); and

                  (b) the Amended and Restated Articles of Incorporation of the Company dated as of December 9, 1993 as amended by Articles of Amendment dated as of May 29, 1996, August 20, 1998 and September 30, 1999 (the "Amended Articles");

            2. We have made inquiries of and obtained information from officers of the Company with respect to certain factual matters which provide the basis for the opinions we have been requested to give.


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Board of Directors/Tanger Factory Outlet Centers, Inc.
Page -2-


                  The opinions expressed herein assume the accuracy and completeness of the information so obtained.

            3. We have obtained such other certifications and copies of such other documents as we deemed appropriate to render the opinions expressed herein.

            In our examination and review of the materials referred to above, we have assumed (i) the legal capacity of natural persons and the genuineness of all the signatures, and (ii) the authenticity of all documents submitted to us as conformed, certified or photostatic copies. We have assumed that all parties to the Documents referred to in this opinion (other than the Company and the Operating Partnership) had full power and authority to enter into and perform all obligations and agreements thereunder and to engage in the transactions contemplated thereby and, as to each of said parties, we have assumed also the due authorization by all requisite action, the due execution and delivery, and the validity, binding effect and enforceability, of such Documents.

            The opinions expressed herein are subject to the following qualifications:

            1. Any opinions herein which rely upon the enforceability of provisions contained in the Documents are subject to the qualifications that enforcement of those provisions is limited by the following: (i) the rights of the United States under the Federal Tax Lien Act of 1966, as amended; (ii) principles of equity which may limit the availability of certain equitable remedies including rights to specific performance, injunctive relief and the appointment of a receiver; and (iii) applicable bankruptcy, insolvency, federal or state fraudulent transfer laws, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law. Any opinions herein which rely upon the enforceability of provisions contained in the Documents are further subject to the qualification that the enforceability of certain of the remedial, waiver and other provisions of the Documents is further limited by applicable constitutional, legislative, judicial and administrative provisions, statutes, regulations, decisions, rulings and other laws in addition to those described above; however, to our knowledge and information, such additional laws do not substantially interfere with the practical realization of the benefits expressed in the Documents except for the economic consequences of any procedural delay which may result from such laws.

            2. The opinions expressed herein are limited to the application of the laws of the State of North Carolina and the United States of America, insofar as such laws apply, and we express no opinion with respect to the application or effect of conflicts of law rules or the laws of any other states or jurisdictions.

            3. We have relied upon, and the opinions expressed herein assume the accurateness and completeness of, written certificates and statements of officers and employees of the Company as to all matters of fact.

            4. We express no opinion with respect to the application of, compliance with or affect of federal or state securities laws on the transactions contemplated by the Post-Effective Amendment.


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Board of Directors/Tanger Factory Outlet Centers, Inc.
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            Based upon the foregoing and subject to the qualifications and limitations stated herein, it is our opinion that

            1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of North Carolina.

            2. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of North Carolina.

            3. The Tanger GP Trust (the "GP Trust") is the sole general partner of the Operating Partnership and is wholly owned by the Company.

            4. The Company has the authority pursuant to its Amended Articles to issue capital shares as follows: 50,000,000 Common Shares with a par value of $0.01 per share; 25,000 Excess Shares with a par value of $0.01 per share 1,000,000 Preferred Shares with a par value of $0.01 per share (the "Class A Preferred Shares"); 8,000,000 Class B Preferred Shares with a par value of $0.01 per share (the "Class B Preferred Shares"); 8,000,000 Class C Preferred Shares with a par value of $0.01 per share (the "Class C Preferred Shares"); and 8,000,000 Class D Preferred Shares with a par value of $0.01 per share (the "Class D Preferred Shares")(Shares of Preferred Share Classes A, B, C and D are herein referred to collectively as the "Preferred Shares").

            5. Upon action by the Board of Directors authorizing the issuance of additional Preferred Shares, done in compliance with applicable law, and upon the issuance and delivery of and payment for such Preferred Shares in the manner contemplated by the Post-Effective Amendment and/or the applicable Prospectus Supplement and by such Director action, such Preferred Shares will be validly issued, fully paid and nonassessable.

            6. Upon action by the Board of Directors authorizing the issuance of additional Common Shares, done in compliance with applicable law, and upon the issuance and delivery of and payment for such Common Shares in the manner contemplated by the Post-Effective Amendment and/or the applicable Prospectus Supplement and by such Director action, such Common Shares will be validly issued, fully paid and nonassessable.

            The opinions expressed herein are based on the applicable law in effect on the date hereof. In delivering this opinion to you we are not undertaking to apprize you either of any transactions, events or occurrences taking place after the date of this letter of which we may acquire any knowledge or of any change in, revision or supplement to applicable laws taking place after the date of this letter which may affect any opinion set forth in this letter.

            We consent to the inclusion of this opinion as an exhibit to the Post-Effective Amendment and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                Very truly yours,

                                /s/ Vernon, Vernon, Wooten, Brown, Andrews,
                                    & Garrett, P.A.